SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  May 24, 2002
                                (Date of report)


                         WPCS INTERNATIONAL INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


    Delawar                        0-26277                     98-0204758
(State of Incorporation)   (Commission File Number)        (IRS Employer ID)



                            140 South Village Avenue
                                    Suite 20
                            Exton, Pennsylvania 19341
                    (Address of Principal Executive Offices)


                                 (610) 903-0400
              (Registrant's telephone number, including area code)

ITEM 1.  Changes in Control of Registrant.


         On May 17, 2002, the Company entered into an Agreement and Plan of Merger with WPCS Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), WPCS Holdings, Inc., a Delaware corporation ("WPCS"), and Andy Hidalgo. Pursuant to the terms of the Agreement and Plan of Merger which closed on May 24, 2002, Subsidiary acquired all of the issued and outstanding shares of capital stock of WPCS from Mr. Hidalgo in exchange for an aggregate of 5,500,000 newly issued shares of the Company's common stock (the "Acquisition"). Concurrently with the Acquisition, WPCS was merged with and into Subsidiary. As a condition to the Acquisition, the Company's director prior to the transaction was required to appoint Mr. Hidalgo as a member of the Company's Board of Directors. Stephen C. Jackson, the Company's current member of the Board of Directors, will resign effective as of the appointment of Mr. Hidalgo.

            Concurrently with the Acquisition, and as a condition thereof, a principal stockholder of the Company returned shares of the Company's common stock to the Company, without compensation. Century Capital Management Ltd. returned an aggregate of 500,000 shares of Common Stock to the Company. In addition, the Company changed its name to WPCS International Incorporation.

Voting Securities

         The Common Stock is the only class of voting securities of the Company outstanding. As of May 24, 2002, there were 9,025,632 shares outstanding and entitled to one vote per share.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock immediately after the Acquisition, by:

o each person known to beneficially own more than five percent of the Common Stock;
o each director of the Company (including proposed directors); and
o all directors and executive officers as a group.

Name and Address                                       Shares of             Percent
of Beneficial Owner                                  Common Stock            of Class

Andy Hidalgo                                         5,500,000                  60.9%
140 South Village Avenue
Suite 20
Exton, Pennsylvania 19341

All officers and directors, after
  completion of the Acquisition (1 person)           5,500,000                  60.9%
----------------------

Appointment of New Directors


         The Agreement and Plan of Merger provides that, subject to compliance with applicable law, the Company will take all action necessary to cause Andy Hidalgo to be appointed to the Board of Directors. Set forth below is certain information with respect to Mr. Hidalgo:

         Mr. Hidalgo has been Chairman and Chief Executive Officer of WPCS, a fixed wireless services provider, responsible for the development and implementation of the company's business plan. From September 2000 until December 2001, Mr. Hidalgo was President of Wireless Professional Communication Services Incorporated, a technology distribution company. From November 1999 until September 2000, Mr. Hidalgo was Chairman and Chief Executive Officer of CommSpan Incorporated, a holding company for the communications infrastructure subsidiaries acquired from Applied Digital Solutions. From December 1997 until September 1999, Mr. Hidalgo was Senior Vice President for Applied Digital Solutions, a telecommunications company, where he was responsible for the core business group that represented five divisions, 30 subsidiaries and $200 million in annual revenue. From December 1995 until December 1997, Mr. Hidalgo was Divisional Director of Bentley Systems Incorporated, a privately held engineering software company, where he developed and implemented the sales and marketing strategies for the manufacturing market sector.





ITEM 7.  Exhibits


1. Agreement and Plan of Merger by and among Phoenix Star Ventures, Inc., WPCS Acquisition Corp., a Delaware corporation, WPCS Holdings, Inc., a Delaware corporation, and Andy Hidalgo, dated as of May 17, 2002.

2. Financial statements of WPCS Holdings, Inc., together with pro forma financial information, will be filed by amendment.


                         [remainder intentionally blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                        WPCS INTERNATIONAL INCORPORATION



                                                  By:/s/ ANDY HIDALGO
                                                         Andy Hidalgo,
                                                         President and
                                                         Chief Executive Officer

Dated:   June 7, 2002